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EXHIBIT 99.4

STOCK OPTION AGREEMENT

        STOCK OPTION AGREEMENT, dated as of September 6, 2002 (this "Agreement"), is made by and between Ostex International, Inc., a Washington corporation (the "Company"), and Inverness Medical Innovations, Inc., a Delaware corporation ("Parent").

        WHEREAS, Parent, Geras Acquisition Corp., a Washington corporation and wholly owned subsidiary of Parent ("MergerCo"), and the Company are simultaneously with the execution of this Agreement entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of MergerCo with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent; and

        WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, the Company is willing to grant to Parent the Option (as defined below).

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company and Parent agree as follows:

        1.    GRANT OF OPTION.

        (a)  The Company hereby grants to Parent an irrevocable option (the "Option") to purchase, on the terms and subject to the conditions hereof, for $2.39 per share (the "Purchase Price") in cash up to 2,503,661 fully paid and non-assessable shares of common stock (the "Option Shares"), par value $0.01 per share, of the Company (the "Company Common Stock"). The Exercise Price and number of the Option Shares shall be subject to adjustment as provided in Sections 1(b) and 6(a) below.

        (b)  In the event that any (i) additional shares of Company Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) shares of Company Common Stock are redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number Option Shares shall be increased or decreased, as appropriate, so that after such issuance or redemption, such number (which shall be rounded to the nearest whole number) equals 19.9% of the number of shares of Company Common Stock then issued and outstanding (without giving effect to the shares subject to or issued pursuant to the Option). Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Parent or the Company to breach any provision of the Merger Agreement.

        2.    EXERCISE OF OPTION.

        (a)  Subject to the provisions of Section 2(b), Parent may exercise the Option, with respect to any or all of the Option Shares, at any time or times after the occurrence of: (i) any event as a result of which Parent is entitled to receive the Termination Amount pursuant to Section 8.2(b) or 8.2(c) of the Merger Agreement; or (ii) the termination of the Merger Agreement pursuant to Section 8.1(d)(iii) thereof if, at any time within one year after such termination, the Company enters into an agreement relating to an Acquisition Proposal with a person other than Parent, or the Board of Directors of the Company recommends or resolves to recommend to the Company's shareholders approval or acceptance of an Acquisition Proposal with a person other than Parent or does not recommend to its shareholders that they reject and do not accept any Acquisition Proposal that is in the form of an actual or proposed tender offer or exchange offer within ten (10) business days of the making or announcement of such offer (the event described in clause (ii) above is referred to herein as a "Non-Cash Exercise Event" and each event described in clauses (i) and (ii) above is referred to herein as, an "Exercise Event"); PROVIDED, HOWEVER, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger, (B) ninety (90) days after the date full payment is made of the Termination Amount by the Company to Parent pursuant to Section 8.2(b) or 8.2(c) of the Merger Agreement, (C) twelve (12) months after the first occurrence of an Exercise Event; or (D) on the date of termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Exercise Event and in circumstances in which an Exercise Event could not still occur; and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance, if applicable, with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (collectively, the "HSR Act"), and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares to Parent violate any law or regulation to which the Company is subject (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Parent will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

        (b)  In the event that Parent is entitled to and wishes to exercise the Option, Parent shall send to the Company a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect, which Exercise Notice shall specify the number of Option Shares Parent wishes to purchase pursuant to this Section 2(b), the denominations of the certificate or certificates evidencing the Option Shares which Parent wishes to purchase pursuant to this Section 2(b) and a date (an "Option Closing Date"), which, subject to the following sentence, shall not be earlier than three (3) business days nor later than ten (10) business days from the Notice Date for the closing of such purchase (an "Option Closing"). Any Option Closing shall be at an agreed time at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts on the applicable Option Closing Date or at such later date as may be necessary so as to comply with or obtain the Regulatory Approvals.

        In the event (i) Parent receives notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six (6) months of the date of the Exercise Notice, Parent shall have the right to cash out the Option pursuant to Section 2(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

        (c)  So long as the Option is exercisable pursuant to the terms of Section 2(a) hereof and an Exercise Event, other than a Non-Cash Exercise Event, has occurred, Parent may elect, in lieu of exercising the Option as provided in Section 2(b), to send a written notice to the Company (the "Cash Exercise Notice") specifying a date (the "Cash Closing Date") not later than twenty (20) business days and not earlier than ten (10) business days following the date such notice is given and on such Cash Closing Date the Company shall pay to Parent in exchange for the cancellation of the relevant portion of the Option an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Option Shares subject to the Option as Parent shall specify (a "Cash Closing"). As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (i) if applicable, the highest price per share of Company Common Stock paid or proposed to be paid by any Person pursuant to any proposal, offer or agreement resulting in an Exercise Event (the "Alternative Exercise Price") or (ii) the average of the closing price of the shares of Common Stock on the Nasdaq National Market (the "NASDAQ") (or on such other national securities exchange or securities quotation system on which the Common Stock may at such time be listed) at the end of the regular session for the ten (10) consecutive trading days ending on and including the third trading day immediately preceding the date of the Cash Exercise Notice (the "Average Market Price"). If the Alternative Exercise Price includes any property other than cash, the Alternative Exercise Price shall be the sum of (A) the fixed cash amount, if any, included in the Alternative Exercise Price plus (B) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the ten (10) trading days ending on and including the third day prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Exercise Price shall be deemed to equal the Average Market Price. Upon exercise of its right pursuant to this Section 2(c) and the receipt by Parent of the applicable cash amount with respect to the Option Shares or the applicable portion thereof, the obligations of the Company to deliver Option Shares pursuant to Section 3(b) shall be terminated with respect to the number of Option Shares for which Parent shall have elected to be paid the Spread. The Spread shall be appropriately adjusted, if applicable, to give effect to Section 6(a).

        (d)  Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, if any, which prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Parent wishes to exercise the Option, the Option may be exercised in accordance with this Agreement and Parent shall acquire the maximum number of Option Shares specified in the Exercise Notice that Parent is then permitted to acquire under the applicable laws and regulations, and if Parent thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Parent shall be entitled to acquire such remaining balance. The Company agrees to use its reasonable efforts to assist Parent in seeking the Regulatory Approvals.

        3.    PAYMENT AND DELIVERY OF CERTIFICATES.

        (a)  At any Option Closing, Parent will pay to the Company in immediately available funds by wire transfer to a bank account designated in writing by the Company an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

        (b)  At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), the Company will deliver to Parent a certificate or certificates in the name of Parent or its designee representing the Option Shares to be purchased at such Option Closing, which Option Shares will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all Liens (as defined in the Merger Agreement). If, at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, the Company shall have issued any securities similar to rights under a shareholder rights plan (e.g., a so-called "poison pill plan"), then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Parent as are provided under any such shareholder rights plan then in effect. At any Cash Closing, the Company will pay to Parent in immediately available funds, by wire transfer to a bank account designated in writing by Parent, an amount equal to the Spread multiplied by the number of Options Shares to be cashed out at such Cash Closing.

        (c)  Certificates representing the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

It is understood and agreed that the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Parent has delivered to the

Company a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act. In addition, such certificates shall bear any other legend as may be required by applicable law.

        4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to Parent as follows:

        (a)    Due Authorization.    The Company is a corporation duly incorporated and validly existing under the laws of the State of Washington. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and require no action by, or in respect of, or filing with, any governmental body, agency or official, except for any filings, the failure of which to make would not materially impair the ability of the Company to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a binding agreement of the Company enforceable against the Company in accordance with its terms.

        (b)    Authorized Stock.    The Company has taken all necessary corporate action to authorize, reserve and issue, and, at all times from the date hereof until such times as the obligation to deliver the Company Common Stock upon the exercise of the Option terminates, will have reserved for issuance, without additional authorization by the Company or its shareholders of any additional shares of the Company Common Stock, the number of shares of the Company Common Stock to be issued to Parent if it exercised the Option in full. The Company will take all necessary corporate action to authorize and reserve for issuance all additional shares of the Company Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of the Company Common Stock to be issued upon due exercise of the Option, including all additional shares of the Company Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive or similar rights of any shareholder of the Company. The Company has taken all necessary actions to render any and all antitakeover measures, including statutory measures and measures in the Company's Articles of Incorporation or Bylaws, inapplicable to the Option and the issuance or acquisition of the Option Shares.

        (c)    No Conflict.    The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with the Company's Articles of Incorporation or Bylaws, or any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination or cancellation of, accelerate the performance required by any right or obligation of the Company, or result in the loss of any benefit, creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound or affected.

        (d)    Observance of Covenants.    The Company agrees that it will not, by amendment of its Articles of Incorporation or By-Laws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid, or seek to avoid the observance or performance of, any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

        (e)    Compliance.    The Company shall promptly take all action as may from time to time be required (including, without limitation, complying with all premerger notification, reporting and waiting period requirements of any federal or state regulatory authority, including without limitation as specified in the HSR Act, if applicable, before the Option may be exercised, and cooperating fully with Parent in preparing such applications or notices and providing such information in compliance with all applicable laws and any Governmental Approval in order to permit Parent to exercise the Option and the Company duly and effectively to issue shares of Common Stock pursuant hereto. The Company shall also promptly take all action provided herein to protect the rights of Parent against dilution.

        5.    REPRESENTATIONS AND WARRANTIES OF PARENT.    Parent hereby represents and warrants to the Company that any Option Shares or other securities acquired by Parent upon exercise of the Option will be acquired for Parent's own account and not with a view towards their public distribution and will not be transferred or otherwise disposed of except in compliance with the Securities Act.

        6.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

        (a)  In the event of any change in Company Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Parent will receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to this Agreement or an event described in the first sentence of this Section 6(a)) or if the number of outstanding shares of Company Common Stock is reduced, the number of shares of Company Common Stock subject to the Option will be adjusted so that, after such issuance or reduction, it equals 19.9% of the Company Common Stock issued and outstanding after giving effect to such issuance or reduction as immediately prior to such issuance or reduction, in each case without giving effect to any shares subject to or issued pursuant to the Option.

        (b)  Without limiting the foregoing, whenever the number of Option Shares purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which is equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which is equal to the number of Option Shares purchasable after the adjustment.

        (c)  Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Company enters into an agreement (i) to consolidate with or merge into any person, other than Parent or one of its subsidiaries, and the Company will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Parent or one of its subsidiaries, to merge into the Company with the Company being the continuing or surviving corporation, but in connection with such merger, the shares of Company Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the shares of Company Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Parent would have received in respect of Company Common Stock if the Option had been exercised in full with respect to all Option Shares then purchasable immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable, and make any other necessary adjustments.

        7.    PROFIT LIMITATIONS.

        (a)  Notwithstanding any other provision of this Agreement, in no event shall the Total Option Profit (as defined below) exceed in the aggregate $1,800,000 minus any Termination Amount actually received by Parent pursuant to the terms of the Merger Agreement (such net amount, the "Profit Limit") and, if any payment to be made to Parent hereunder or as part of the Termination Amount otherwise would cause the Profit Limit to be exceeded, Parent, at its sole election and in its sole discretion, shall (i) reduce the number of shares of Company Common Stock subject to the Option, (ii) deliver to the Company for cancellation Option Shares previously purchased by Parent, (iii) pay cash to the Company or (iv) take any combination of the foregoing actions, so that the Total Option Profit shall not exceed the Profit Limit after taking into account all the foregoing actions taken by Parent. For the avoidance of doubt, Parent shall not receive any amounts under the terms of this Agreement or as a Termination Amount which aggregate to more than the Profit Limit and shall cause any excess above the Profit Limit to be repaid to the Company promptly.

        (b)  Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares of Company Common Stock as would, as of the date of exercise, result in a Notional Total Option Profit (as defined below) that would exceed in the aggregate the Profit Limit and, if the Notional Total Option Profit otherwise would exceed such amount, Parent, at its sole election and in its sole discretion, shall on or prior to the date of exercise (i) reduce the number of shares of Company Common Stock subject to such exercise, (ii) deliver to the Company for cancellation Option Shares previously purchased by Parent, (iii) pay cash to the Company or (iv) take any combination of the foregoing actions, so that the Notional Total Option Profit shall not exceed the Profit Limit after taking into account all the foregoing actions taken by Parent, PROVIDED that this paragraph (b) shall not be construed as to restrict any exercise of the Option that is not prohibited hereby on any subsequent date.

        (c)  As used herein, the term "Total Option Profit" shall mean the aggregate amount (before taxes) of the following: (i) any amount received by Parent pursuant to the cash exercise right set forth in Section 2(c) and (ii)(x) the net consideration, if any, received by Parent pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, valuing any non-cash consideration at its fair market value (as defined below), less (y) the Purchase Price of such Option Shares and any cash paid by Parent to the Company pursuant to Section 7(a)(iii) or Section 7(b)(iii), as the case may be.

        (d)  As used herein, the term "Notional Total Option Profit" with respect to any number of shares of Company Common Stock as to which Parent may propose to exercise the Option shall be the aggregate of (i) the Total Option Profit determined under paragraph (c) above with respect to prior exercises of the Option and (ii) the Total Option Profit determined under paragraph (c) above with respect to (x) such number of shares of Company Common Stock as to which Parent proposes to exercise the Option and (y) all other Option Shares held by Parent and its affiliates as of such date, assuming that all such shares were sold for cash at the closing market price for the Company Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions or underwriting discounts).

        (e)  As used herein, the "fair market value" of any non-cash consideration consisting of:

            (i)  securities listed on a national securities exchange or traded on Nasdaq shall be equal to the average closing price per share of such security as reported on such exchange or Nasdaq for the ten (10) trading days ending on and including the third trading day immediately preceding the Notice Date or the date of the Cash Exercise Notice, as applicable; and

          (ii)  consideration which is other than cash or securities of the form specified in clause (i) above shall be agreed upon in good faith by the parties or, in the absence of such agreement, determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within five (5) business days of the event requiring selection of such banking firm and if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, the parties shall each select one investment banking firm and those firms shall select a third nationally recognized independent investment banking firm, which third firm shall make such determination.

        8.    REGISTRATION RIGHTS.

        (a)  The Company will, if requested in writing by Parent at any time and from time to time within two years of the exercise of the Option, as promptly as practicable (but in no event later than 60 days after receipt of such written request) prepare, file and use its reasonable best efforts to effect up to three (3) registration statements ("Demand Registration Statements") under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Parent upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Parent, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company will use its best efforts to qualify such shares or other securities under any applicable state securities laws; PROVIDED, HOWEVER, that the Company shall have no obligation to prepare and file a Demand Registration Statement hereunder unless such registration statement will cover at least twenty percent (20%) of the Option Shares; PROVIDED, FURTHER that the Company may postpone the filing of a registration statement relating to a registration request by Parent under this Section 8 for a period of time (not in excess of 45 days) if the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Demand Registration Statement (but would not be required if such Demand Registration Statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities (but in no event shall the Company exercise such postponement right more that once in any twelve-month period). A registration statement will not count as a Demand Registration Statement under this Section 8(a) unless and until the registration statement relating to such registration has been declared effective by the Securities and Exchange Commission. Parent may request, in writing, that the Company withdraw a registration statement which has been filed under this Section 8(a) but has not yet been declared effective, and Parent may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or to file another Demand Registration Statement; provided, however, that the number of Demand Registration Statements permitted under this Section 8(a) shall be reduced by the number of Demand Registration Statements so withdrawn; provided, further, however, that the number of Demand Registration Statements permitted under this Section 8(a) shall not be reduced for such withdrawal if at the time of such withdrawal (i) Parent has learned of a material adverse change in the results of operations, conditions, business or prospects of the Company from that known to Parent at the time of its request or (ii) the stock price of the Company has changed significantly from the date of its request.

        (b)  Parent agrees to use its commercially reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5% of the then-outstanding voting power of the Company. The Company will use its commercially reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition.

        (c)  Any registration statement prepared and filed under this Section 8, and any sale covered thereby, will be at the Company's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Parent's counsel related thereto. Parent will provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder.

        (d)  If, within two (2) years of the exercise of the Option, the Company effects a registration under the Securities Act of Company Common Stock for its own account or for any other stockholders of the Company (other than on Form S-4 or Form S-8, or any successor form thereto), it will allow Parent the right to participate in such registration, and such participation will not affect the obligation of the Company to effect demand registration statements for Parent under this Section 8; PROVIDED that if the managing underwriters of such offering advise the Company in writing that in their opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company may exclude from such registration a number or dollar amount of Option Shares up to the number of shares or dollar amount, respectively, of Company Common Stock that must, in the written opinion of the managing underwriters, be excluded therefrom in order to avoid adversely affecting the price range or probability of success of such offering; PROVIDED, HOWEVER, that the number of Option Shares included in such registration, as a percentage of the total number of Option Shares requested to be included in such registration, shall not be less than the number of shares of Company Common Stock held by any other stockholder of the Company that are included in such registration, as a percentage of the total number of shares of Company Common Stock of such stockholder that previously were to be included in such registration. In connection with any registration pursuant to this Section 8, the Company and Parent will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

        (e)  The Company shall agree to indemnify Parent, its officers, directors, agents, other controlling persons and any underwriters retained by Parent in connection with such sale of such Option Shares pursuant to customary provisions, and shall agree to customary contribution provisions with such persons, with respect to claims, damages, losses and liabilities (and any expenses relating thereto) arising (or to which Parent, its officers, directors, agents, other controlling persons or underwriters may be subject) in connection with any such offer or sale under the federal securities laws or otherwise, except for information furnished in writing by Parent or its underwriters to the Company. Parent and its underwriters (if any), respectively, shall agree to indemnify the Company to the same extent with respect to information furnished in writing to the Company by Parent and such underwriters, respectively.

        9.    LISTING.    If the Company Common Stock or any other securities to be acquired upon exercise of the Option are then listed on Nasdaq (or any other national securities exchange or approved for quotation on any national securities quotation system), the Company, upon the request of Parent, shall promptly file an application to list the shares of Company Common Stock or other securities to be acquired upon exercise of the Option on Nasdaq (or any such other national securities exchange or file an application to have approved for quotation on any such national securities quotation system) and will use its commercially reasonable efforts to obtain approval of such listing (or quotation) as promptly as practicable.

        10.    LOSS OR MUTILATION.    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

        11.    MISCELLANEOUS.

        (a)  EXPENSES.    Except as otherwise provided in this Agreement or in the Merger Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

        (b)  AMENDMENT.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

        (c)  EXTENSION; WAIVER.    Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

        (d)  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.    This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Voting Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

        (e)  GOVERNING LAW.    This Agreement will be governed by, and construed in accordance with, the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        (f)    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        (g)  NOTICES.    All notices, requests, claims, demands and other communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

        (h)  ASSIGNMENT.    Neither this Agreement, the Option nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Company or Parent without the prior written consent of the other, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations hereunder. Any assignment or delegation in violation of the preceding sentence shall be void. Subject to the first and second sentences of this Section 12(h), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        (i)    FURTHER ASSURANCES.    In the event of any exercise of the Option by Parent, Company and Parent shall execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

        (j)    SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION.    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Boston, Massachusetts or in any state court located in Boston, Massachusetts, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in Boston, Massachusetts or any state court located in Boston, Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any objection to the laying of venue of any litigation arising out of this Agreement or any of the transactions contemplated by this Agreement in any such court and agrees not to plead or claim in any such court that any such litigation brought therein has been brought in an inconvenient forum and (iv) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in Boston, Massachusetts or a state court located in Boston, Massachusetts.

        (k)  SEVERABILITY.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (l)    COUNTERPARTS.    This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        (m)  HEADINGS.    The section headings herein are for convenience only and shall not affect the construction hereof.

        (n)  SURVIVAL.    All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby.

        (o)  DEFINED TERMS.    All terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

[END OF TEXT]

        IN WITNESS WHEREOF, the Company and Parent have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

OSTEX INTERNATIONAL, INC.
By:	/s/ Thomas A. Bologna
	Name:	Thomas A. Bologna
	Title:	Chief Executive Officer and President
INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ Ron Zwanziger
	Name:	Ron Zwanziger
	Title:	Chief Executive Officer and President

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  EXHIBIT 99.4
STOCK OPTION AGREEMENT